Exhibit 23.4

Consent of Independent Accountants

The Board of Directors

Apple REIT Eight, Inc.

Richmond, Virginia

We hereby consent to the following with respect to Post-Effective Amendment No. 2 on Form S-11 filed with the Securities and Exchange Commission by Apple REIT Eight, Inc.:

We consent to the reference to our firm as “Experts” and to the use of our reports listed below in Post-Effective Amendment No. 2 to the Registration Statement (Form S-11 No. 333-140548) and related Prospectus of Apple REIT Eight, Inc. (the “Company”) for the registration of 91,125,541 units, each of which consists of one Common Share and one Series A Preferred Share of the Company (a “Unit”):

•	Newport Patriot, L.L.C. dated December 14, 2007

•	Courtyard by Marriott, Somerset, New Jersey dated December 14, 2007

•	BRR Greensboro, S.M.L.L.C. / BRR Harrisonburg, S.M.L.L.C. dated December 14, 2007

•	Newport Historic, L.L.C., Newport Virginian, L.L.C. and Newport Savannah, L.L.C. dated February 15, 2008

•	Hampton Inn in Concord, North Carolina dated March 3, 2008

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

March 26, 2008